UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2010

Dot Hill Systems Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1351 S. Sunset Street, Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 845-3200

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 11, 2010, our Board of Directors approved the implementation of a restructuring and cost reduction plan (the “2010 Plan”) that will include severance and related costs for the reduction of approximately 10% of our workforce, and fees associated with the acceleration of the closure of our Carlsbad, California facility in the range of $500,000 to $850,000. The 2010 Plan is designed to better align our resources in order to lower our breakeven point. The majority of the activities comprising the 2010 Plan are expected to be completed by the end of the third quarter of 2010. We expect to record severance costs in the range of $300,000 to $500,000 and we expect to record facility reduction costs in the range of $200,000 to $350,000 in connection with the 2010 Plan.

We also expect to incur additional costs in the range of $700,000 to $1.0 million associated with our previously adopted 2008 restructuring plan, as we exited an additional portion of our Carlsbad, California facility and revised our estimated cash flows for the sublease of such facility in the second quarter of 2010. We expect to pay the majority of these costs over the remainder of the lease term ending in April 2013.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2010, and as part of the 2010 Plan, our Board of Directors approved a 10% reduction in the annual base salaries of Dana W. Kammersgard, our President and Chief Executive Officer, and Hanif I. Jamal, our Senior Vice President, Chief Financial Officer and Corporate Secretary, from $400,000 to $360,000 and from $310,000 to $279,000, respectively, effective as of July 1, 2010.

Also on June 11, 2010, and as part of the 2010 Plan, our Board of Directors terminated our 2010 Executive Compensation Plan and the 2010 “stretch” cash bonus plan, the terms of which set forth incentive compensation for fiscal year 2010 for our executive officers and certain other specified employees.

Item 8.01 Other Events.

On June 11, 2010, our Board of Directors approved a 10% reduction in the annual base salaries of certain of our vice-president level employees and a 5% reduction in the annual base salaries of certain of our employees below the vice-president level.

On June 15, 2010, we issued a press release providing financial guidance for the second quarter of 2010 and our management held a conference call for investors during which it presented a corporate overview and related matters. A copy of the press release and the prepared remarks and presentation materials are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Dot Hill Systems Corp. Press Release dated June 15, 2010.

99.2	Dot Hill Systems Corp. Presentation Materials dated June 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.

By:	/s/ Hanif I. Jamal
Hanif I. Jamal
Senior Vice President, Chief Financial Officer and Secretary

Date: June 15, 2010

Exhibit Index

Exhibit No.	Description
99.1	Dot Hill Systems Corp. Press Release dated June 15, 2010.

99.2	Dot Hill Systems Corp. Presentation Materials dated June 15, 2010.